EXHIBIT (iv)

Page 1of 2

PITNEY BOWES INC.
SUBSIDIARIES OF THE REGISTRANT

The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent.

The following are subsidiaries of the Registrant
(as of December 31, 2007)

Company name	Country or state of incorporation

Addressing Systems International Holdings Limited	England
Adrema Leasing Corporation	Delaware
Adrema Maschinen – und – Auto Leasing GmbH	Germany
Andeen Enterprises, Inc.	Panama
Archiver Limited f/k/a Micromedia Limited	England
Artec International Corporation	California
Asterion Direct SAS	France
Asterion Sud SAS	France
Bell & Howell France Holding SAS	France
B. Williams Funding Corp.	Delaware
B. Williams Holding Corp.	Delaware
Burmas Voorheen Buroservice NV	Belgium
Canadian Office Services (Toronto) Limited	Canada
Cascade Microfilm Systems, Inc.	California
Digital Cement Inc.	Delaware
Digital Cement Co.	Canada
Dimasi Strategic Research Pty Ltd	Australia
Document Process S.A.	France
Elmcroft Road Realty Corporation	Connecticut
Emtex Limited	England
Emtex Software, Inc.	Florida
Emtex Software, Inc.	Canada
Encom Europe Limited	England
Encom Holdings Pty Limited	Australia
Encom Petroleum Information Pty Limited	Australia
Encom Technology Pty Limited	Australia
ERSIS Australia Pty Ltd	Australia
FSL Holdings Inc.	Connecticut
FSL Risk Managers Inc.	New York
Group 1 Software China Ltd.	Hong Kong
Group 1 Software Korea Ltd.	Korea
Group 1 Software Asia Pacific Pte Ltd.	Singapore
Group 1 Software Beijing Ltd.	China
Group 1 Software Europe Limited	England
Group 1 Software France SA	France
Group 1 Software Germany GmbH	Germany
Group 1 Software Japan KK	Japan
Group 1 Software Inc.	Delaware
Historic Boardwalk Hall, L.L.C.	Delaware
Horizon Management AB	Sweden
Horizon Scandinavia AB	Sweden
Ibis Consulting, Inc.	Rhode Island
Imagitas, Inc.	Delaware
Imagitas Security Corporation	Massachusetts
Informatech Inc.	California
International Imaging Limited	England
La Agricultora Ecuatoriana S.A.	Ecuador
Logestim Logiciels et Systèmes, Texte et Image SAS	France
Mag Expansion SA	France
Mag Systèmes SAS	France
Mag Graphic SAS	France
MailCode Holdings, Inc.	Indiana
MailCode, Inc.	Delaware
Mann & Mann Pty Limited	Australia
MapInfo GmbH	Germany
MapInfo Realty LLC	New York
Median GIS Pty Limited	Australia
Meridian Spatial Pty Limited	Australia
O. Antonsen Kontormaskiner	Norway
PB Australia Funding Pty. Limited	Australia
PB Canada Funding Ltd.	Canada
PB Equipment Management Inc.	Delaware

Company name	Country or state of incorporation

PB Forms, Inc.	Nebraska
PB Historic Renovation LLC	Delaware
PB Leasing Corporation	Delaware
PB Miles Inc.	Delaware
PB Nova Scotia II ULC	Canada
PB Nova Scotia Holdings ULC	Canada
PB Nova Scotia Holdings II ULC	Canada
PB Nova Scotia LP	Delaware
PB Partnership Financing Inc.	Delaware
PB Production International Corp.	Delaware
PB Professional Services Inc.	Delaware
PB Texas LP	Delaware
PB World Trade Corp.	Delaware
PBCC LP	Delaware
PBCC Texas LLC	Delaware
PBDorm Ireland Limited	Ireland
PCAN Mailing Solutions, Inc./Solutions D’Affranchissement PCAN Inc.	Canada
Pitney Bowes (Asia Pacific) Pte. Ltd	Singapore
Pitney Bowes Asterion SAS	France
Pitney Bowes Australia FAS Pty. Limited	Australia
Pitney Bowes Australia Pty Limited	Australia
Pitney Bowes Austria Ges.m.b.H	Austria
Pitney Bowes Belgium NV	Belgium
Pitney Bowes of Canada Ltd. - Pitney Bowes du Canada Ltee	Canada
Pitney Bowes Canada Holdings Limited	Canada
Pitney Bowes China Inc.	Delaware
Pitney Bowes Credit Australia Limited	Australia
Pitney Bowes Cross Border Services, Inc	Delaware
Pitney Bowes Danmark A/S (formerly Haro Systemer AS)	Denmark
Pitney Bowes Data Systems, Ltd.	Delaware
Pitney Bowes de Mexico, S.A. de C.V.	Mexico
Pitney Bowes Deutschland GmbH	Germany
Pitney Bowes Document Messaging Technologies Limited (formerly Bell & Howell Limited)	England
Pitney Bowes (Dormant) Pte Ltd.	Singapore
Pitney Bowes Espana, S.A.	Spain
Pitney Bowes Finans Norge AS	Norway
Pitney Bowes Finance plc (formerly PB Leasing Ltd.)	England
Pitney Bowes Finance Ireland Limited	Ireland
Pitney Bowes France S.A.	France
Pitney Bowes Global Financial Services LLC	Delaware
Pitney Bowes Global Limited	England
Pitney Bowes Government Solutions, Inc.	Delaware
Pitney Bowes Holding SNC	France
Pitney Bowes Holdings B.V.	Netherlands
Pitney Bowes Holdings Denmark ApS	Denmark
Pitney Bowes Holdings Limited	England
Pitney Bowes Hong Kong Inc.	Delaware
Pitney Bowes Hong Kong Limited	Hong Kong
Pitney Bowes India Inc.	Delaware
Pitney Bowes India Private Limited	India
Pitney Bowes Insurance Agency, Inc.	Connecticut
Pitney Bowes International	Ireland
Pitney Bowes International Funding	Ireland
Pitney Bowes International Holdings, Inc.	Delaware
Pitney Bowes Ireland Limited	Ireland
Pitney Bowes Italia S.r.l.	Italy
Pitney Bowes Japan KK	Japan

101

EXHIBIT (iv)

PITNEY BOWES INC.
SUBSIDIARIES OF THE REGISTRANT

The Registrant, Pitney Bowes Inc., a Delaware Corporation, has no parent.

The following are subsidiaries of the Registrant
(as of December 31, 2007)

Company name	Country or state of incorporation

Pitney Bowes Korea Ltd.	Korea
Pitney Bowes Limited	England
Pitney Bowes Luxembourg SARL	Luxembourg
Pitney Bowes Mail and Messaging Systems (Shanghai) Co., Ltd.	Shanghai
Pitney Bowes (Malaysia) Sdn Bhd	Malaysia
Pitney Bowes Management Services Belgium, NV	Belgium
Pitney Bowes Management Services Canada, Inc. Services de Gestion Pitney Bowes Canada, Inc.	Canada
Pitney Bowes Management Services Denmark, A/S	Denmark
Pitney Bowes Management Services Deutschland GmbH	Germany
Pitney Bowes Management Services Italia S.r.l.	Italy
Pitney Bowes Management Services Limited	England
Pitney Bowes Management Services Netherlands, B.V.	Netherlands
Pitney Bowes Management Services Norway A.S.	Norway
Pitney Bowes Management Services Sweden AB	Sweden
Pitney Bowes Management Services, Inc.	Delaware
Pitney Bowes MapInfo Australia Pty Ltd	Australia
Pitney Bowes MapInfo Business Applications Limited (formerly Southbank Systems Limited)	England
Pitney Bowes MapInfo Canada Inc.	Canada
Pitney Bowes MapInfo Corporation	Delaware
Pitney Bowes MapInfo GDC Limited (formerly Graphical Data Capture Limited)	England
Pitney Bowes MapInfo India Private Limited	India
Pitney Bowes MapInfo Japan KK	Japan
Pitney Bowes MapInfo Limited	England
Pitney Bowes MapInfo Scotland Limited (formerly Moleseye Limited)	England
Pitney Bowes MapInfo UK Limited	England
Pitney Bowes Netherlands B.V.	Netherlands
Pitney Bowes New Zealand Limited	New Zealand
Pitney Bowes Norge AS	Norway
Pitney Bowes Nova Scotia ULC	Canada
Pitney Bowes Oy	Finland
Pitney Bowes Portugal Sociedade Unipessoal, Lda.	Portugal
Pitney Bowes Properties Inc.	Connecticut
Pitney Bowes SA (Pty) Ltd.	South Africa
Pitney Bowes Semco Equipamentos E Servicos Ltda	Brazil
Pitney Bowes Service Solutions, Inc.	Delaware
Pitney Bowes Servicios, S.A. de C.V.	Mexico
Pitney Bowes Shelton Realty Inc.	Connecticut
Pitney Bowes (Singapore) Pte Ltd.	Singapore
Pitney Bowes Software SAS	France
Pitney Bowes Svenska Aktiebolag	Sweden
Pitney Bowes (Switzerland) AG	Switzerland
Pitney Bowes (Thailand) Limited	Thailand
Pitney B2B Capital.com Inc.	Delaware
Pitney B2B Capital.com LLC	Delaware
PitneyWorks.com Inc.	Delaware
PitneyWorks.com L.L.C.	Delaware
Print, Inc.	Washington
Printing and Post Processing Company NV	Belgium
PRINTLINX CORPORATION	Canada
PrintValue Solutions, Inc.	Arizona
PSI Group, Inc.	Delaware
P. Technical Services Limited	England
Sagent UK, Ltd.	England
Sagent (Indonesia) Pte Ltd.	Singapore
Sagent (Malaysia) Sdn Bhd	Malaysia

Company name	Country or state of incorporation

Sagent (Singapore) Pte Ltd.	Singapore
Sales and Service Training Center Inc.	Georgia
SCI François Gillet	France
SCI Méditerranée	France
Secap (Groupe Pitney Bowes) SAS	France
Secap Technologies Limited	England
Southbank Systems Australia Pty Ltd	Australia
Technopli SARL	France
The Pitney Bowes Bank, Inc.	Utah
Time-Sensitive Delivery Guide Inc.	Delaware
Universal Postal Frankers Ltd.	England
Wheeler Insurance, Ltd.	Vermont
1136 Corporation	Delaware

102